EXHIBIT 3.1
GAYLORD ENTERTAINMENT COMPANY
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AMENDED AND RESTATED BY-LAWS
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OFFICES
     1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by the Corporation. The Corporation may also have an office in the City of Nashville, State of Tennessee, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
SEAL
     2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
STOCKHOLDERS’ MEETINGS
     3. All meetings of the stockholders shall be held at the office of the Corporation in Nashville, Tennessee, or elsewhere as specified by the Board of Directors in the notice of meeting.
     4. The annual meeting of the stockholders shall be held on such date and at such time and place as shall be designated by the Board of Directors and stated in the notice of the meeting, when the stockholders shall elect by a plurality vote, by ballot, the members of the class of the Board of Directors standing for election in that year and transact such other business as may properly be brought before the meeting.
     5. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Paragraph 5 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Paragraph 5.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and the date(s) on which such stock was acquired, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
     No business shall be conducted at the annual meeting of stockholders except business properly brought before the annual meeting in accordance with the procedures set forth in this Paragraph 5, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Paragraph 5 shall be deemed to preclude discussion by any stockholder of such business. If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Paragraph 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 5. Nothing in this Paragraph 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     6. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Restated Certificate of Incorporation (as amended from time to time, the “Restated Certificate of Incorporation”), or by these Amended and Restated By-laws (as amended from time to time, these “By-laws”).
     Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
     When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. Prior to the time when any meeting is convened the officer who would be the presiding officer at such meeting, if directed by the Board of Directors, may postpone the meeting if the Board determines that postponement is necessary or appropriate to enable the stockholders (a) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or (b) otherwise to exercise effectively their voting rights.
     7. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period. Each stockholder shall have such number of votes for each share of stock as provided in the Restated Certificate of Incorporation that is registered in his name in the stock records of the Corporation. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections of directors shall be decided by a plurality vote and, except as otherwise required by law or the Restated Certificate of Incorporation or these By-laws, all other matters shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on such matter. Where a separate vote by class is required, unless otherwise required by law or the Restated Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote shall be the act of such class.
     8. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and shall be available at a place within the city where the meeting is to be held, at least ten days before such meeting, and shall at all times, during the usual hours for business, and during the whole time of said meeting, be open to the examination of any stockholder for any purpose germane to the meeting.
     9. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman of the Board, or shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.
     10. Business transacted at all special meetings shall be confined to the objects stated in the call.
     11. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting at the address as appears in the stock records of the Corporation. If mailed, notice will be deemed given when deposited in the United States mails, postage prepaid. When a meeting is for any reason adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice.
     12. Meetings of the stockholders generally shall follow accepted rules of parliamentary procedure subject to the following:
     (a) The presiding officer of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the presiding officer. If, in his absolute discretion, the presiding officer deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of stockholders or part thereof, he or she shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.
     (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the presiding officer may quit the chair and announce the adjournment of the meeting; and upon so doing, the meeting is immediately adjourned.
     (c) The presiding officer may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

DIRECTORS
     13. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of directors shall be fixed as provided in the Restated Certificate of Incorporation and they shall be elected in accordance with the provisions of the Restated Certificate of Incorporation. Each director shall be elected to serve until his or her successor shall be elected and shall qualify.
     14. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Paragraph 14 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Paragraph 14.
     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Paragraph 14. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Paragraph 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 14.
     15. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside of Delaware, at the office of the Corporation in the City of Nashville, State of Tennessee, or at such other places as they may from time to time determine.
     16. In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
COMMITTEES
     17. The Board of Directors (i) may, by resolution or resolutions, passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on the New York Stock Exchange (the “NYSE”), by resolution passed by a majority of the entire Board of Directors, designate all committees required by the rules and regulations of the NYSE. Except to the extent restricted by applicable law or the Restated Certificate of Incorporation, each such committee, to the extent provided in applicable board resolutions, the Corporate Governance Guidelines and/or applicable committee charters, shall have and may exercise all the powers and authority of the Board of Directors. Such committee or committees shall have such name or names as may be stated in these By-laws or as may be determined from time to time by resolution adopted by the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the NYSE, if applicable. Notice of meetings of committees of the Board of Directors will be provided in accordance with Paragraph 23.
     18. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.
COMPENSATION OF DIRECTORS
     19. Directors may, by resolution of the Board, be paid their expenses, if any, of attendance at each regular or special meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and an annual retainer or a stated salary and/or such other consideration for services as director as determined by the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     20. Members of special or standing committees may be allowed like compensation for attending committee meetings.
MEETINGS OF THE BOARD
     21. The newly elected Board of Directors shall meet immediately after any annual meeting of stockholders, or at such times as shall be fixed by the vote of the stockholders at any annual meeting for the purpose of organization and the election of officers, and no notice of such meeting shall be necessary to the newly elected directors.
     22. Regular meetings of the Board of Directors shall be held at such time and place as may from time to time be determined by the Board of Directors. Notice of the time and place of such regular meetings need not be given.
     23. Special meetings of the Board of Directors may be called by the Chairman of the Board or President on two days’ notice to each director, either personally or by mail or by telegram, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of two directors. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     24. At all meetings of the Board of Directors or any committee, the presence of a majority of the entire Board of Directors or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable, except as may be otherwise provided by law, by the Restated Certificate of Incorporation or by these By-laws. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee. Any or all members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment, and such participating shall constitute presence in person at such meeting.
     25. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
VACANCIES
     26. Subject to the terms of any one or more classes or series of preferred stock, any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the Restated Certificate of Incorporation.

OFFICERS
     27. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors (who must be a director), a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, Assistant Secretaries and Assistant Treasurers and from time to time may create and fill such other offices as it deems necessary. Unless otherwise prohibited by statute, the Restated Certificate of Incorporation or these By-laws, any two offices except that of President and Secretary may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation, and, except in the case of the Chairman of the Board of Directors, such officers need not be directors of the Corporation.
     28. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     29. The officers of the Corporation shall hold office until their successors are chosen and qualified.
     30. Any officer elected or appointed by the Board of Directors may be removed at any time by the majority vote of the directors constituting a quorum. If the office of any officer or officers becomes vacant for any reason, the vacancies shall be filled by the affirmative vote of a majority of the directors constituting a quorum. The salaries of all officers shall be fixed by the Board of Directors or any committee thereof, subject to applicable legal and NYSE requirements.
     31. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
CHAIRMAN OF THE BOARD OF DIRECTORS
     32. (a) The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of the Directors and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.
           (b) During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.

           (c) The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.
PRESIDENT
     33. (a) The President shall be the Chief Executive Officer of the Corporation. The President shall manage the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.
           (b) The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by statute to be otherwise executed and except that the other officers of the Corporation may execute documents when so authorized by these By-Laws, the Board of Directors or the President.
           (c) The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and may exercise such other powers as from time to time may be assigned to him or her by these By-laws or the Board of Directors.
VICE PRESIDENT
     34. The Vice-President, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may prescribe.
     35. In the event that there be more than one Vice-President, they shall, in the order of their seniority, perform the duties and exercise the powers of the President in his or her absence or disability and shall perform such other duties as the Board of Directors may prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES
     36. (a) The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of the Treasurer. The Secretary shall be sworn to the faithful discharge of his or her duty.
       (b) The Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     37. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.
           (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
           (c) The Treasurer shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office, and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
           (d) The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.
DUTIES OF OFFICERS
     38. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board of Directors concur therein.
CERTIFICATES OF STOCK
     39. (a) The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate shall be entitled to have a certificate, signed by, or in the name of, the Corporation by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any signature on a certificate of stock may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
           (b) All certificates shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the NYSE or any securities exchange on which the stock of the Corporation may from time to time be traded.
LOST CERTIFICATES
     40. The Board of Directors may direct the issuance of (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFERS OF STOCK
     41. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing. Upon surrender to the Corporation of the certificate or certificates for shares endorsed by the appropriate persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, it shall be the duty of the Corporation to issue (i) a new certificate or certificates of stock or (ii) uncertificated shares to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, it shall be the duty of the Corporation to issue (i) a new certificate or certificates of stock or (ii) uncertificated shares to the person entitled thereto and record the transaction on its books. The Board of Directors may appoint one or more transfer agents and one or more registrars for the transfer or registration of certificates for shares of stock or uncertificated shares of the Corporation. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or uncertificated shares of the Corporation.
CLOSING OF TRANSFER BOOKS
     42. The Board of Directors shall have the power to fix in advance a record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or the stockholders entitled to receive payment of any dividend or the allotment or exercise of any rights in accordance with the following provisions:
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting;
     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

REGISTERED STOCKHOLDERS
     43. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.
INSPECTION OF BOOKS
     44. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly to the fullest extent permitted by law.
CHECKS
     45. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
FISCAL YEAR
     46. The fiscal year shall begin the first day of January in each year or such other date as may be fixed by resolution of the Board of Directors.
DIVIDENDS
     47. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.
     Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

NOTICES
     48. Whenever under the provisions of these By-laws, the Restated Certificate of Incorporation or by law, written notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice will be deemed given by depositing the same in the United States mail, postage prepaid, addressed to such stockholder, officer, or director at such address as appears on the stock book of the Corporation and, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally, or by telegram, facsimile, telex or cable.
     49. Whenever under the provisions of these By-laws, the Restated Certificate of Incorporation or by law, notice is required to be given to any director, officer or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
AMENDMENTS
     50. As provided in the Restated Certificate of Incorporation, these By-Laws may be altered, amended, changed or repealed by the affirmative vote of not less than 66-2/3% of the votes represented by the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors constituting a quorum at any regular or special meeting of the Board of Directors.
MISCELLANEOUS PROVISIONS
     51. The President may appoint, or authorize the Vice-President to appoint, such officers and employ such persons as he or she deems necessary for the proper management of the business and property of the Corporation.
     52. All officers, agents, and employees appointed under Paragraph 51 shall hold their offices or position at the discretion of the officer appointing them, and shall be subject at all times to removal by the Board of Directors with or without cause.
INDEMNIFICATION
     53. (a) Subject to clause (c) of this Paragraph 53, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     (b) Subject to clause (c) of this Paragraph 53, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) Any indemnification under this Paragraph 53 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in clause (a) or (b) of this Paragraph 53, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
     (d) For purposes of any determination under clause (c) of this Paragraph 53, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this clause (d) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this clause (d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in clauses (a) or (b) of this Paragraph 53, as the case may be.
     (e) Notwithstanding any contrary determination in the specific case under clause (c) of this Paragraph 53, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under clauses (a) and (b) of this Paragraph 53, as the case may be. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in clauses (a) and (b) of this Paragraph 53, as the case may be. Neither a contrary determination in the specific case under clause (c) of this Paragraph 53 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this clause (e) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
     (f) Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Paragraph 53 or applicable law. Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
     (g) The indemnification and advancement of expenses provided by or granted pursuant to this Paragraph 53 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the By-laws or any agreement, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in clauses (a) and (b) of this Paragraph 53 shall be made to the fullest extent permitted by law. The provisions of this Paragraph 53 shall not be deemed to preclude the indemnification of any person who is not specified in clauses (a) or (b) of this Paragraph 53 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
     (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Paragraph 53.
     (i) For purposes of this Paragraph 53, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Paragraph 53 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Paragraph 53, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Paragraph 53.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Paragraph 53 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) Notwithstanding anything contained in this Paragraph 53 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by clause (e) hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
     (1) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Paragraph 53 to directors and officers of the Corporation.